Entergy
639 Loyola Avenue
New Orleans, LA 70113

Date:	October 30, 2019

For Release:	Immediately

Contact:	Neal Kirby (Media) (504) 576-4238 nkirby@entergy.com	David Borde (Investor Relations) (504) 576-5668 dborde@entergy.com

Entergy Reports Third Quarter Earnings
Company raises 2019 guidance midpoint and narrows range

NEW ORLEANS - Entergy Corporation (NYSE: ETR) reported third quarter 2019 earnings per share of $1.82 on an as-reported basis and $2.52 on an adjusted basis (non-GAAP).

“With another successful quarter, we are increasing the midpoint of our 2019 guidance and narrowing the range,” said Entergy Chairman and Chief Executive Officer Leo Denault. “The fundamentals supporting our steady, predictable growth are strong and give us confidence in our financial outlooks.”

Business highlights included the following:

•	Entergy updated its 2019 adjusted EPS guidance range to $5.25 to $5.45, raising the midpoint 5 cents and narrowing the range.

Table of Contents Page
News Release1
Appendices7
A: Consolidated Results and Adjustments8
B: Earnings Variance Analysis11
C: Utility Financial and Operating Measures14
D: EWC Financial and Operating Measures15
E: Consolidated Financial Measures16
F: Definitions and Abbreviations and Acronyms17
G: Other GAAP to Non-GAAP Reconciliations21
Financial Statements24

•	The MPSC approved Entergy Mississippi’s acquisition of the Choctaw Generating Station.

•	Entergy completed the sale of Pilgrim Nuclear Power Station.

•	Construction began on Capital Region Solar, a 50 MW solar project, from which Entergy Louisiana will purchase the output.

•	Entergy was named as one of the nation’s top utilities in economic development by Site Selection magazine for the 12th consecutive year.

•
Entergy was named to the 2019 Dow Jones Sustainability North America Index and received perfect scores in five areas, including climate strategy; this is the 18th consecutive year Entergy has appeared on the World or North America Index or both.

Consolidated Earnings (GAAP and Non-GAAP Measures)
Third Quarter and Year-to-Date 2019 vs. 2018 (See Appendix A for reconciliation of GAAP to non-GAAP measures and description of adjustments)
	Third Quarter			Year-to-Date
	2019	2018	Change	2019	2018	Change
(After-tax, $ in millions)
As-reported earnings	365	536	(171)	856	915	(58)
Less adjustments	(141)	105	(246)	(70)	73	(143)
Adjusted earnings (non-GAAP)	506	431	75	927	842	85
Estimated weather in billed sales	13	5	7	1	42	(41)

(After-tax, per share in $)
As-reported earnings	1.82	2.92	(1.10)	4.38	5.01	(0.63)
Less adjustments	(0.70)	0.57	(1.27)	(0.36)	0.39	(0.75)
Adjusted earnings (non-GAAP)	2.52	2.35	0.17	4.74	4.62	0.12
Estimated weather in billed sales	0.06	0.03	0.03	0.01	0.23	(0.22)

Calculations may differ due to rounding

Consolidated Results

For third quarter 2019, the company reported earnings of $365 million, or $1.82 per share, on an as-reported basis and earnings of $506 million, or $2.52 per share, on an adjusted basis. This compared to third quarter 2018 earnings of $536 million, or $2.92 per share, on an as-reported basis and earnings of $431 million, or $2.35 per share on an adjusted basis.

Summary discussions by business are below. Additional details, including information on OCF by business, are provided in Appendix A and an analysis of quarterly and year-to-date variances by business is provided in Appendix B.

Business Segment Results

Utility

For third quarter 2019, the Utility business reported earnings attributable to Entergy Corporation of $578 million, or $2.88 per share, on both an as-reported and an adjusted basis. This compared to third quarter 2018 earnings of $505 million, or $2.75 per share, on both an as-reported and an adjusted basis. Drivers for the quarter included:

•	rate activity at Entergy Arkansas, Entergy Louisiana, Entergy Mississippi, and Entergy Texas;

•	higher sales volume, primarily in the unbilled period;

•	third quarter 2018 regulatory charges to return benefits of the lower federal tax rate to customers; and

•	lower nuclear generation O&M.

These drivers were partially offset by:

•	higher depreciation expense;

•	higher spending on information technology, loss reserves, initiatives to explore new customer products and services, as well as distribution operations; and

•	lower other income largely due to lower gains on decommissioning trust funds.

On a per share basis, 2019 results reflected higher common shares outstanding.

Appendix C contains additional details on Utility financial and operating measures.

Parent & Other

For third quarter 2019, Parent & Other reported a loss attributable to Entergy Corporation of $(72 million), or (36) cents per share, on both an as-reported and an adjusted basis. This compared to a loss of $(73 million), or (40) cents per share, on both an as-reported and an adjusted basis in third quarter 2018.

Entergy Wholesale Commodities

For third quarter 2019, EWC reported a loss attributable to Entergy Corporation of
$(141 million), or (70) cents per share on an as-reported basis. This compared to third quarter 2018 earnings attributable to Entergy Corporation of $105 million, or 57 cents per share, on an as-reported basis. Drivers for the quarter included:

•	tax items recorded in third quarter 2018;

•	lower revenue due to the shutdown of Pilgrim and lower capacity pricing;

•	lower gains on decommissioning trust funds;

•	higher asset write-offs, impairments and related charges as compared to a year ago; and

•	higher refueling outage expenses at Palisades.

These drivers were partially offset by lower spending on nuclear operations. On a per share basis, 2019 results reflected higher common shares outstanding.

Appendix D contains additional details on EWC financial and operating measures, including reconciliation for non-GAAP EWC adjusted EBITDA.

Earnings per Share Guidance

Entergy updated its 2019 adjusted EPS guidance range to $5.25 to $5.45 per share from $5.15 to $5.45 per share, raising the midpoint 5 cents and narrowing the range.

See webcast presentation slides for additional details.

The company has provided 2019 earnings guidance with regard to the non-GAAP measure of Entergy adjusted EPS. This measure excludes from the corresponding GAAP financial measure the effect of adjustments as described below under “Non-GAAP Financial Measures.” The company has not provided a reconciliation of such non-GAAP guidance to guidance presented on a GAAP basis because it cannot predict and quantify with a reasonable degree of confidence all of the adjustments that may occur during the periods. One such adjustment will be the exclusion of EWC earnings from Entergy adjusted EPS. We currently estimate that the contribution of EWC to Entergy’s as-reported EPS will be approximately (70) cents in 2019, excluding the impact of a potential tax item. These estimates are subject to substantial uncertainty due to, among other things, the potential effects of exiting the EWC business.

Earnings Teleconference

A teleconference will be held at 10:00 a.m. Central Time on Wednesday, October 30, 2019, to discuss Entergy’s quarterly earnings announcement and the company’s financial performance. The teleconference may be accessed by visiting Entergy’s website at www.entergy.com or by dialing 844-309-6569, conference ID 8727128, no more than 15 minutes prior to the start of the call. The webcast slide presentation is also posted to Entergy’s website concurrent with this release, which was issued before market open on the day of the call. A replay of the teleconference will be available on Entergy’s website at www.entergy.com and by telephone. The telephone replay will be available through November 6, 2019, by dialing 855-859-2056, conference ID 8727128.

Entergy Corporation is an integrated energy company engaged primarily in electric power production and retail distribution operations. Entergy owns and operates power plants with approximately 30,000 megawatts of electric generating capacity, including 9,000 megawatts of nuclear power. Entergy delivers electricity to 2.9 million utility customers in Arkansas, Louisiana, Mississippi, and Texas. Entergy has annual revenues of $11 billion and approximately 13,500 employees.

Entergy Corporation’s common stock is listed on the New York Stock Exchange and NYSE Chicago under the symbol “ETR.”

Details regarding Entergy’s results of operations, regulatory proceedings and other matters are available in this earnings release, a copy of which will be filed with the SEC, and the webcast slide presentation. Both documents are available on Entergy’s Investor Relations website at www.entergy.com/investor_relations.

Entergy maintains a web page as part of its Investor Relations website, entitled Regulatory & Other Information, which provides investors with key updates of certain regulatory proceedings and important milestones on the execution of its strategy. While some of this information may be considered material information, investors should not rely exclusively on this page for all relevant company information.

For definitions of certain operating measures, as well as GAAP and non-GAAP financial measures and abbreviations and acronyms used in the earnings release materials, see Appendix F.

Non-GAAP Financial Measures

This news release contains non-GAAP financial measures, which are generally numerical measures of a company’s performance, financial position, or cash flows that either exclude or include amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. Entergy has provided quantitative reconciliations within this release of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Entergy reports earnings using the non-GAAP measure of Entergy adjusted earnings, which excludes the effect of certain “adjustments,” including the removal of the Entergy Wholesale Commodities segment in light of the company’s decision to exit the merchant power business. Adjustments are unusual or non-recurring items or events or other items or events that management believes do not reflect the ongoing business of Entergy, such as the results of the EWC segment, significant tax items and other items such as certain costs, expenses, or other specified items. In addition to reporting GAAP consolidated earnings on a per share basis, Entergy reports its adjusted earnings on a per share basis. These per share measures represent the applicable earnings amount divided by the diluted average number of common shares outstanding for the period.

Management uses the non-GAAP financial measures of adjusted earnings and adjusted earnings per share for, among other things, financial planning and analysis; reporting financial results to the board of directors, employees, stockholders, analysts and investors; and internal evaluation of financial performance. Entergy believes that these non-GAAP financial measures provide useful information to investors in evaluating the ongoing results of Entergy’s business, comparing period to period results, and comparing Entergy’s financial performance to the financial performance of other companies in the utility sector.

Other non-GAAP measures, including adjusted EBITDA; adjusted ROE; adjusted ROIC; gross liquidity; debt to capital, excluding securitization debt; net debt to net capital, excluding securitization debt; parent debt to total debt, excluding securitization debt; FFO; FFO to debt, excluding securitization debt; and FFO to debt, excluding securitization debt, return of unprotected excess ADIT, and severance and retention payments associated with exit of EWC, are measures Entergy uses internally for management and board discussions and to gauge the overall strength of its business. Entergy believes the above data provides useful information to investors in evaluating Entergy’s ongoing financial results and flexibility and assists investors in comparing Entergy’s credit and liquidity to the credit and liquidity of others in the Utility sector. In addition, other financial measures including net income (or earnings), adjusted for preferred dividends and tax-effected interest expense; return on average invested capital; and return on average common equity are included on both an adjusted and as-reported basis. In each case, the metrics defined as “adjusted” (other than EWC’s adjusted EBITDA) excludes the effect of adjustments as defined above. EWC’s adjusted EBITDA represents EWC’s earnings before interest, taxes, and depreciation and amortization, and also excludes decommissioning expense.

These non-GAAP financial measures reflect an additional way of viewing aspects of Entergy’s operations that, when viewed with Entergy’s GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting Entergy’s business. These non-GAAP financial measures should not be used to the exclusion of GAAP financial measures. Investors are strongly encouraged to review Entergy’s consolidated financial statements and publicly filed reports in their entirety and not to rely on any single financial measure. Although certain of these measures are intended to assist investors in comparing Entergy’s performance to other companies in the utility sector, non-GAAP financial measures are not standardized; therefore, it might not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

Cautionary Note Regarding Forward-Looking Statements

In this news release, and from time to time, Entergy Corporation makes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, among other things, Entergy’s 2019 earnings guidance; its current financial and operational outlooks; and other statements of Entergy’s plans, beliefs or expectations included in this news release. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this news release. Except to the extent required by the federal securities laws, Entergy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements, including (a) those factors discussed elsewhere in this news release and in Entergy’s most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q and Entergy’s other reports and filings made under the Securities Exchange Act of 1934; (b) uncertainties associated with (1) rate proceedings, formula rate plans and other cost recovery mechanisms, including the risk that costs may not be recoverable to the extent anticipated by the utilities and (2) implementation of the ratemaking effects of changes in law; (c) uncertainties associated with efforts to remediate the effects of major storms and recover related restoration costs; (d) risks associated with operating nuclear facilities, including plant relicensing, operating, and regulatory costs and risks; (e) changes in decommissioning trust fund values or earnings or in the timing or cost of decommissioning Entergy’s nuclear plant sites; (f) legislative and regulatory actions and risks and uncertainties associated with claims or litigation by or against Entergy and its subsidiaries; (g) risks and uncertainties associated with strategic transactions that Entergy or its subsidiaries may undertake, including the risk that any such transaction may not be completed as and when expected and the risk that the anticipated benefits of the transaction may not be realized; (h) effects of changes in federal, state, or local laws and regulations and other governmental actions or policies, including changes in monetary, fiscal, tax, environmental, or energy policies; (i) the effects of technological changes and changes in commodity markets, capital markets or economic conditions; and (j) impacts from a terrorist attack, cybersecurity threats, data security breaches or other attempts to disrupt Entergy’s business or operations, and other catastrophic events.

Third Quarter 2019 Earnings Release Appendices and Financial Statements

Appendices
Appendices are presented in this section as follows:
A: Consolidated Results and Adjustments
B: Earnings Variance Analysis
C: Utility Financial and Operating Measures
D: EWC Financial and Operating Measures
E: Consolidated Financial Measures
F: Definitions and Abbreviations and Acronyms
G: Other GAAP to Non-GAAP Reconciliations

Financial Statements
Financial statements are presented in this section.

A: Consolidated Results and Adjustments
Appendix A-1 provides a comparative summary of consolidated earnings, including a reconciliation of as-reported earnings (GAAP) to adjusted earnings (non-GAAP).

Appendix A-1: Consolidated Earnings - Reconciliation of GAAP to Non-GAAP Measures Third Quarter and Year-to-Date 2019 vs. 2018 (See Appendix A-3 and Appendix A-4 for details on adjustments)
	Third Quarter			Year-to-Date
	2019	2018	Change	2019	2018	Change
(After-tax, $ in millions)
Earnings (loss)
Utility	578	505	73	1,140	1,095	45
Parent & Other	(72)	(73)	1	(213)	(211)	(3)
EWC	(141)	105	(246)	(70)	30	(100)
Consolidated	365	536	(171)	856	915	(58)

Less adjustments
Utility	—	—	—	—	43	(43)
Parent & Other	—	—	—	—	—	—
EWC	(141)	105	(246)	(70)	30	(100)
Consolidated	(141)	105	(246)	(70)	73	(143)

Adjusted earnings (loss) (non-GAAP)
Utility	578	505	73	1,140	1,052	88
Parent & Other	(72)	(73)	1	(213)	(211)	(3)
EWC	—	—	—	—	—	—
Consolidated	506	431	75	927	842	85
Estimated weather in billed sales	13	5	7	1	42	(41)

Diluted average number of common shares outstanding (in millions)	200	184		196	183

(After-tax, per share in $) (a)
Earnings (loss)
Utility	2.88	2.75	0.13	5.83	6.00	(0.17)
Parent & Other	(0.36)	(0.40)	0.04	(1.09)	(1.15)	0.06
EWC	(0.70)	0.57	(1.27)	(0.36)	0.16	(0.52)
Consolidated	1.82	2.92	(1.10)	4.38	5.01	(0.63)

Less adjustments
Utility	—	—	—	—	0.23	(0.23)
Parent & Other	—	—	—	—	—	—
EWC	(0.70)	0.57	(1.27)	(0.36)	0.16	(0.52)
Consolidated	(0.70)	0.57	(1.27)	(0.36)	0.39	(0.75)

Adjusted earnings (loss) (non-GAAP)
Utility	2.88	2.75	0.13	5.83	5.77	0.06
Parent & Other	(0.36)	(0.40)	0.04	(1.09)	(1.15)	0.06
EWC	—	—	—	—	—	—
Consolidated	2.52	2.35	0.17	4.74	4.62	0.12
Estimated weather in billed sales	0.06	0.03	0.03	0.01	0.23	(0.22)

Calculations may differ due to rounding

(a)	Per share amounts are calculated by dividing the corresponding earnings (loss) by the diluted average number of common shares outstanding for the period.

See Appendix B for detailed earnings variance analysis. See Appendix A-3 for adjustments by driver.

Appendix A-2 provides a comparative summary of OCF, by business.

Appendix A-2: Consolidated Operating Cash Flow
Third Quarter and Year-to-Date 2019 vs. 2018
($ in millions)
	Third Quarter			Year-to-Date
	2019	2018	Change	2019	2018	Change
Utility	1,143	845	298	2,297	1,994	303
Parent & Other	(93)	(99)	6	(216)	(214)	(2)
EWC	15	33	(18)	37	79	(42)
Consolidated	1,065	780	286	2,118	1,860	259

Calculations may differ due to rounding

OCF increased quarter-over-quarter due primarily to a lower amount of unprotected excess ADIT returned to customers, lower pension contributions, and lower asset retirement obligation spending at EWC. Higher severance and retention payments at EWC partially offset the increase.

Appendix A-3 and Appendix A-4 list adjustments by business. Amounts are shown on both an earnings and EPS basis. Adjustments are included in as-reported earnings consistent with GAAP but are excluded from adjusted earnings. As a result, adjusted earnings is considered a non-GAAP measure.

Appendix A-3: Adjustments by Driver (shown as positive/(negative) impact on earnings or EPS)
Third Quarter and Year-to-Date 2019 vs. 2018
(Pre-tax except for Income taxes, Preferred dividend requirements of subsidiaries, and Total, $ in millions)
	Third Quarter			Year-to-Date
	2019	2018	Change	2019	2018	Change

(Pre-tax except for income taxes, preferred dividend requirements of subsidiaries, and totals, $ in millions)
Utility
2012 / 2013 IRS settlement	—	—	—	—	43	(43)
Total Utility	—	—	—	—	43	(43)
EWC
Income before income taxes	(171)	(30)	(141)	(43)	(135)	93
Income taxes	31	136	(105)	(26)	167	(193)
Preferred dividend requirements of subsidiaries	(1)	(1)	—	(2)	(2)	—
Total EWC	(141)	105	(246)	(70)	30	(100)

Total adjustments	(141)	105	(246)	(70)	73	(143)

(After-tax, per share in $) (b)
Utility
2012 / 2013 IRS settlement	—	—	—	—	0.23	(0.23)
Total Utility	—	—	—	—	0.23	(0.23)
EWC
Total EWC	(0.70)	0.57	(1.27)	(0.36)	0.16	(0.52)

Total adjustments	(0.70)	0.57	(1.27)	(0.36)	0.39	(0.75)

Calculations may differ due to rounding

(b)	Per share amounts are calculated by dividing the corresponding earnings (loss) by the diluted average number of common shares outstanding for the period.

Appendix A-4: Adjustments by Income Statement Line Item (shown as positive/(negative) impact on earnings)
Third Quarter and Year-to-Date 2019 vs. 2018
(Pre-tax except for Income taxes, Preferred dividend, and totals, $ in millions)
	Third Quarter			Year-to-Date
	2019	2018	Change	2019	2018	Change
Utility
Income taxes	—	—	—	—	43	(43)
Total Utility	—	—	—	—	43	(43)
EWC
Operating revenues	300	380	(80)	1,024	1,108	(84)
Fuel and fuel-related expenses	(26)	(19)	(6)	(76)	(58)	(19)
Purchased power	(18)	(20)	2	(49)	(54)	6
Nuclear refueling outage expense	(12)	—	(12)	(36)	(3)	(33)
Other O&M	(136)	(209)	73	(513)	(600)	87
Asset write-off and impairments	(198)	(155)	(43)	(289)	(297)	9
Decommissioning expense	(60)	(56)	(4)	(187)	(175)	(13)
Taxes other than income taxes	(13)	(19)	6	(46)	(58)	12
Depreciation/amortization exp.	(38)	(40)	2	(114)	(116)	3
Other income (deductions)-other	34	116	(82)	266	143	124
Interest exp. and other charges	(6)	(9)	3	(24)	(25)	1
Income taxes	31	136	(105)	(26)	167	(193)
Preferred dividend	(1)	(1)	—	(2)	(2)	—
Total EWC	(141)	105	(246)	(70)	30	(100)

Total adjustments	(141)	105	(246)	(70)	73	(143)

Calculations may differ due to rounding

B: Earnings Variance Analysis
Appendix B-1 and Appendix B-2 provide details of current quarter and year-to-date 2019 versus 2018 as-reported and adjusted earnings variance analysis for Utility, Parent & Other, and EWC.

Appendix B-1: As-Reported and Adjusted Earnings Variance Analysis (c), (d)
Third Quarter 2019 vs. 2018
(After-tax, per share in $)

	Utility			Parent & Other		EWC		Consolidated
	As-Reported	Adjusted		As-Reported	Adjusted	As- Reported		As- Reported	Adjusted
2018 earnings	2.75	2.75		(0.40)	(0.40)	0.57		2.92	2.35
Operating revenue less: Fuel, fuel-related expenses and gas purchased for resale, Purchased power, and Regulatory charges (credits)	0.91	0.91	(e)	—	—	(0.36)	(f)	0.55	0.91
Nuclear refueling outage expense	(0.01)	(0.01)		—	—	(0.05)	(g)	(0.06)	(0.01)
Other O&M	(0.11)	(0.11)	(h)	—	—	0.31	(i)	0.20	(0.11)
Asset write-offs and impairments	—	—		—	—	(0.18)	(j)	(0.18)	—
Decommissioning expense	(0.02)	(0.02)		—	—	(0.02)		(0.04)	(0.02)
Taxes other than income taxes	(0.04)	(0.04)		—	—	0.03		(0.01)	(0.04)
Depreciation/amortization exp.	(0.23)	(0.23)	(k)	—	—	0.01		(0.22)	(0.23)
Other income (deductions)-other	(0.08)	(0.08)	(l)	—	—	(0.35)	(m)	(0.43)	(0.08)
Interest exp. and other charges	(0.04)	(0.04)		—	—	0.01		(0.03)	(0.04)
Income taxes-other	0.01	0.01		0.01	0.01	(0.73)	(n)	(0.71)	0.02
Share effect	(0.26)	(0.26)	(o)	0.03	0.03	0.06	(o)	(0.17)	(0.23)
2019 earnings	2.88	2.88		(0.36)	(0.36)	(0.70)		1.82	2.52

Appendix B-2: As-Reported and Adjusted Earnings Variance Analysis (c), (d)
Year-to-Date 2019 vs. 2018
(After-tax, per share in $)

	Utility			Parent & Other			EWC		Consolidated
	As-Reported	Adjusted		As-Reported	Adjusted		As- Reported		As- Reported	Adjusted
2018 earnings	6.00	5.77		(1.15)	(1.15)		0.16		5.01	4.62
Operating revenue less: Fuel, fuel-related expenses and gas purchased for resale, Purchased power, and Regulatory charges (credits)	1.16	1.16	(e)	—	—		(0.42)	(f)	0.74	1.16
Nuclear refueling outage expense	(0.02)	(0.02)		—	—		(0.14)	(g)	(0.16)	(0.02)
Other O&M	(0.19)	(0.19)	(h)	0.01	0.01		0.38	(i)	0.20	(0.18)
Asset write-offs and impairments	—	—		—	—		0.04		0.04	—
Decommissioning expense	(0.04)	(0.04)		—	—		(0.05)	(p)	(0.09)	(0.04)
Taxes other than income taxes	(0.06)	(0.06)	(q)	—	—		0.05	(r)	(0.01)	(0.06)
Depreciation/amortization exp.	(0.32)	(0.32)	(k)	—	—		0.01		(0.31)	(0.32)
Other income (deductions)-other	0.01	0.01		(0.02)	(0.02)		0.53	(m)	0.52	(0.01)
Interest exp. and other charges	(0.09)	(0.09)	(s)	(0.03)	(0.03)		0.01		(0.11)	(0.12)
Income taxes-other	(0.20)	0.03	(t)	0.02	0.02		(0.95)	(n)	(1.13)	0.05
Preferred dividend requirements	(0.01)	(0.01)		—	—		—		(0.01)	(0.01)
Share effect	(0.41)	(0.41)	(o)	0.08	0.08	(o)	0.02		(0.31)	(0.33)
2019 earnings	5.83	5.83		(1.09)	(1.09)		(0.36)		4.38	4.74

Calculations may differ due to rounding

(c)
Utility revenue, Utility other O&M and Utility income taxes exclude $93 million, $3 million, and $96 million respectively in third quarter 2019 and $277 million, $6 million, and $283 million respectively in third quarter 2018 for the return of unprotected excess ADIT to customers (net effect is neutral to earnings). On a year-to-date basis, Utility revenue, Utility other O&M and Utility income taxes exclude $216 million, $3 million, and $219 million respectively in 2019 and $555 million, $6 million, and $561 million respectively in 2018 (net effect is neutral to earnings).

(d)
EPS effect is calculated by multiplying the pre-tax amount by the estimated income tax rate that is expected to apply and dividing by diluted average number of common shares outstanding for the prior period; income taxes-other represents income tax differences other than the tax effect of individual line items.

Utility as-reported operating revenue less fuel, fuel-related expenses and gas purchased for resale; purchased power; and regulatory charges (credits) variance analysis 2019 vs. 2018 ($ EPS)
	3Q	YTD
Volume/weather	0.20	(0.13)
Retail electric price Reg. charges for lower tax rate	0.52 0.07	0.85 0.31
Other, including Grand Gulf recovery	0.12	0.13
Total	0.91	1.16

(e)
The third quarter and year-to-date earnings increases were primarily driven by rate activity from E-AR’s FRP, E-LA’s FRP, including recovery of the St. Charles Power Station, E-LA’s AMI rider, E-TX’s base rate case, and E-MS’s FRP. In addition, in the third quarter and year-to-date 2018, E-LA recorded regulatory charges to return the benefits of the lower effective federal tax rate to customers. Also contributing was the net effect of volume/weather primarily due to higher volume in the unbilled period, net of lower billed sales volume.

(f)
The third quarter and year-to-date earnings decreases were due largely to lower revenues from the shutdown of Pilgrim in May 2019, lower capacity prices, and impacts on fuel expense from EWC plant impairments, partially offset by higher nuclear energy volume.

(g)
The third quarter and year-to-date earnings decreases from higher EWC nuclear refueling outage expense is due primarily to increased outage amortization at Palisades due to the plant no longer being impaired.

(h)
The third quarter and year-to-date earnings decreases from higher Utility other O&M reflected higher spending on information technology, loss reserves, initiatives to explore new customer products and services, and distribution operations. These were partially offset by lower spending on nuclear operations. The year-to-date variance also reflected lower energy efficiency costs (largely offset in operating revenue and/or regulatory charges (credits)).

(i)	The third quarter and year-to-date earnings increases from lower EWC other O&M is due largely to a decrease in severance and retention expense, as well as the Pilgrim plant shutdown in May 2019.

(j)
The third quarter earnings decrease from higher EWC asset write-offs and impairments was due to a $191 million loss (pre-tax) on the sale of Pilgrim in third quarter 2019, compared to $155 million (pre-tax) of impairment charges in third quarter 2018 primarily due to an upward revision of Pilgrim's ARO and a write-off of materials and supplies at Pilgrim.

(k)
The third quarter and year-to-date earnings decreases from higher Utility depreciation expense were due primarily to higher plant in service, including the St. Charles Power Station, as well as the third quarter 2018 depreciation adjustment related to Grand Gulf, partially offset by the ongoing effect of Grand Gulf’s lower depreciation rate (variances from Grand Gulf are largely offset in operating revenue).

(l)	The third quarter earnings decrease from lower Utility other income (deductions)-other was due largely to differences in decommissioning trust fund returns.

(m)
The third quarter earnings decrease from lower EWC other income (deductions)-other was due largely to lower gains on the decommissioning trust fund investments in 2019 as compared to 2018, as well as a $16 million pension settlement charge in third quarter 2019 related to the exit of the EWC business. The year-to-date earnings increase from higher EWC other income (deductions)-other was due largely to higher gains on the decommissioning trust fund investments in 2019 as compared to 2018. These gains were partially offset by the pension settlement charge mentioned above.

(n)
The third quarter and year-to-date earnings decreases from higher EWC income taxes were due primarily to two tax items in third quarter 2018. First, a restructuring of an interest in an EWC decommissioning trust fund resulted in a reduction in income tax expense of $107 million. Second, the conclusion of a state income tax audit resulted in a benefit of $23 million. The year-to date earnings decrease also reflected an accrual of $29 million of tax expense, which resulted from the sale of Vermont Yankee in January 2019 and $13 million in tax benefits from the settlement of the 2012 / 2013 IRS audit in second quarter 2018.

(o)
The third quarter and year-to-date earnings per share decreases from share effect were due to settlement of the equity forward (6.8 million shares settled in December 2018 and 8.4 million shares settled in May 2019).

(p)
The year-to-date earnings decrease from higher EWC decommissioning expense was due to the acceleration of the ARO accretion for Indian Point and Palisades, as those plants move closer to their projected decommissioning dates.

(q)	The year-to date earnings decrease from higher Utility taxes other than income taxes was primarily higher ad valorem at E-AR, E-LA, and E-MS.

(r)	The year-to-date earnings increase from lower EWC taxes other than income taxes was primarily due to a true-up as well as lower ad valorem taxes due to a lower assessment at Palisades.

(s)	The year-to-date earnings decrease from higher Utility interest expense and other charges was largely due to higher debt balances at E-AR and E-LA.

(t)	The year-to-date as-reported earnings decrease from higher Utility income taxes was primarily due to the settlement of the 2012 / 2013 IRS audit totaling $43 million in second quarter 2018.

C: Utility Financial and Operating Measures
Appendix C-1 and Appendix C-2 provides comparative summaries of Utility operating and financial measures.

Appendix C-1: Utility Operating and Financial Measures
Third Quarter and Year-to-Date 2019 vs. 2018
	Third Quarter				Year-to-Date
	2019	2018	% Change	% Weather Adjusted (t)	2019	2018	% Change	% Weather Adjusted (t)
GWh billed
Residential	11,627	11,821	(1.6)	(2.9)	27,749	28,857	(3.8)	(1.2)
Commercial	8,499	8,726	(2.6)	(3.3)	21,764	22,401	(2.8)	(1.8)
Governmental	705	714	(1.3)	(1.8)	1,932	1,934	(0.1)	(0.2)
Industrial	12,861	12,879	(0.1)	(0.1)	36,509	36,503	—	—
Total retail sales	33,692	34,140	(1.3)	(1.9)	87,954	89,695	(1.9)	(0.8)
Wholesale	3,025	2,978	1.6		10,009	8,788	13.9
Total sales	36,717	37,118	(1.1)		97,963	98,483	(0.5)

Number of electric retail customers
Residential					2,497,790	2,482,698	0.6
Commercial					356,259	357,050	(0.2)
Governmental					17,630	17,867	(1.3)
Industrial					48,532	49,491	(1.9)
Total retail customers					2,920,211	2,907,106	0.5

Other O&M and refueling outage expense per MWh	$19.02	$18.12	5.0		$20.53	$19.95	2.9

Calculations may differ due to rounding

On a weather-adjusted basis for third quarter 2019, retail billed sales decreased (1.9) percent. Industrial billed sales volume decreased (0.1) percent driven by lower sales to small industrials and cogeneration customers. This was partially offset by continued growth from new and expansion customers. Residential billed sales decreased (2.9) percent partly due to fewer days billed compared to a year ago.

Appendix C-2: Utility Operating Measures
Twelve Months Ended September 30, 2019 vs. 2018
	Twelve Months Ended September 30
	2019	2018	% Change	% Weather Adjusted (t)
GWh billed
Residential	35,999	36,881	(2.4)	(1.0)
Commercial	28,789	29,551	(2.6)	(1.8)
Governmental	2,579	2,560	0.7	0.6
Industrial	48,390	48,443	(0.1)	(0.1)
Total retail sales	115,757	117,435	(1.4)	(0.8)

Calculations may differ due to rounding

(u)
The effects of weather were estimated using heating degree days and cooling degree days for the billing cycles from certain locations within each jurisdiction and comparing to “normal” weather based on 20-year historical data. The models used to estimate weather are updated periodically and are subject to change.

D: EWC Financial and Operating Measures
Appendix D-1 provides a comparative summary of EWC adjusted EBITDA (non-GAAP).

Appendix D-1: EWC Adjusted EBITDA - Reconciliation of GAAP to Non-GAAP Measures
Third Quarter and Year-to-Date 2019 vs. 2018
($ in millions)	Third Quarter			Year-to-Date
	2019	2018	Change	2019	2018	Change
Net income (loss)	(141)	106	(247)	(69)	31	(100)
Add back: interest expense	6	9	(3)	24	25	(1)
Add back: income taxes	(31)	(136)	105	26	(167)	193
Add back: depreciation and amortization	38	40	(2)	114	116	(2)
Subtract: interest and investment income	59	127	(68)	316	183	133
Add back: decommissioning expense	60	56	4	187	174	13
Adjusted EBITDA (non-GAAP)	(127)	(52)	(75)	(34)	(5)	(29)

Calculations may differ due to rounding

Appendix D-2 provides a comparative summary of EWC operating and financial measures.

Appendix D-2: EWC Operating and Financial Measures
Third Quarter and Year-to-Date 2019 vs. 2018
	Third Quarter			Year-to-Date
	2019	2018	% Change	2019	2018	% Change
Owned capacity (MW) (u)	3,274	3,962	(17.4)	3,274	3,962	(17.4)
GWh billed	6,847	7,576	(9.6)	21,308	21,853	(2.5)

EWC Nuclear Fleet
Capacity factor	98%	90%	8.9	91%	86%	5.8
GWh billed	6,210	6,976	(11.0)	19,602	20,096	(2.5)
Production cost per MWh	$15.68	$17.15	(8.6)	$17.87	$17.93	(0.3)
Average energy/capacity revenue per MWh	$42.15	$48.97	(13.9)	$46.53	$49.13	(5.3)
Refueling outage days
Indian Point 2	—	—		—	33
Indian Point 3	—	—		29	—
Palisades	—	—		—	—

Calculations may differ due to rounding

(v)	Third quarter and year-to-date 2019 exclude Pilgrim (688MW), which was shut down May 31, 2019.

See the appendix in the webcast slide presentation for EWC hedging and price disclosures.

E: Consolidated Financial Measures
Appendix E provides comparative financial measures. Financial measures in this table include those calculated and presented in accordance with GAAP, as well as those that are considered non-GAAP financial measures.

Appendix E: GAAP and Non-GAAP Financial Measures
Third Quarter 2019 vs. 2018 (See Appendix G for reconciliation of GAAP to non-GAAP financial measures)

For 12 months ending September 30	2019	2018	Change
GAAP Measures
As-reported ROIC	4.8%	3.7%	1.1%
As-reported ROE	8.6%	5.1%	3.5%

Non-GAAP Measures
Adjusted ROIC	5.6%	5.5%	0.1%
Adjusted ROE	11.4%	10.7%	0.7%

As of September 30 ($ in millions)	2019	2018	Change
GAAP Measures
Cash and cash equivalents	956	988	(32)
Revolver capacity	4,115	3,653	462
Commercial paper	1,918	1,947	(29)
Total debt	19,441	18,485	956
Securitization debt	338	463	(125)
Debt to capital	65.4%	68.2%	(2.8%)
Off-balance sheet liabilities:
Debt of joint ventures - Entergy’s share	56	62	(6)
Leases - Entergy’s share (v)	—	429	(429)
Power purchase agreements accounted for as leases (v)	—	136	(136)
Total off-balance sheet liabilities	56	627	(571)

Non-GAAP Financial Measures
Debt to capital, excluding securitization debt	65.0%	67.7%	(2.7%)
Gross liquidity	5,071	4,641	430
Net debt to net capital, excluding securitization debt	63.8%	66.4%	(2.6%)
Parent debt to total debt, excluding securitization debt	20.5%	24.5%	(4.0%)
FFO to debt, excluding securitization debt	14.2%	13.1%	1.1%
FFO to debt, excluding securitization debt, return of unprotected excess ADIT, and severance and retention payments associated with exit of EWC	17.6%	15.0%	2.6%

(w)
As of January 1, 2019, Entergy adopted Financial Accounting Standards Board Accounting Standards Codification 842, the new lease accounting standard. As a result, Entergy re-evaluated all agreements and put all agreements that qualified as operating leases on the balance sheet, and there are no longer any off-balance sheet liabilities for leases.

F: Definitions and Abbreviations and Acronyms
Appendix F-1 provides definitions of certain operating measures, as well as GAAP and non-GAAP financial measures.

Appendix F-1: Definitions
Utility Financial and Operating Measures
GWh billed	Total number of GWh billed to retail and wholesale customers
Other O&M and refueling outage expense per MWh	Other operation and maintenance expense plus nuclear refueling outage expense per MWh of billed sales
Number of electric retail customers	Number of electric customers at the end of the period

EWC Financial and Operating Measures
Adjusted EBITDA (non-GAAP)	Earnings before interest, depreciation and amortization and income taxes and excluding decommissioning expense
Average revenue under contract per kW-month (applies to capacity contracts only)	Revenue on a per unit basis at which capacity is expected to be sold to third parties, given existing contract prices and/or auction awards
Average revenue per MWh on contracted volumes
Revenue on a per unit basis at which generation output reflected in contracts is expected to be sold to third parties (including offsetting positions) at the minimum contract prices and at forward market prices at a point in time, given existing contract or option exercise prices based on expected dispatch or capacity, excluding the revenue associated with the amortization of the below-market PPA for Palisades. Revenue will fluctuate due to factors including positive or negative basis differentials and other risk management costs

Bundled capacity and energy contracts	A contract for the sale of installed capacity and related energy, priced per MWh sold
Capacity contracts	A contract for the sale of the installed capacity product in regional markets managed by NYISO and MISO
Capacity factor	Normalized percentage of the period that the nuclear plants generate power
Expected sold and market total revenue per MWh
Total energy and capacity revenue on a per unit basis at which total planned generation output and capacity is expected to be sold given contract terms and market prices at a point in time, including positive or negative basis differentials and other risk management costs, divided by total planned MWh of generation, excluding the revenue associated with the amortization of the Palisades below-market PPA

Appendix F-1: Definitions
EWC Financial and Operating Measures (continued)
GWh billed	Total number of GWh billed to customers and financially-settled instruments
Owned capacity (MW)	Installed capacity owned by EWC
Percent of capacity sold forward	Percent of planned qualified capacity sold to mitigate price uncertainty under physical or financial transactions
Percent of planned generation under contract
Percent of planned generation output sold or purchased forward under contracts, forward physical contracts, forward financial contracts or options that mitigate price uncertainty that may or may not require regulatory approval or approval of transmission rights or other conditions precedent; positions that are no longer classified as hedges are netted in the planned generation under contract

Planned net MW in operation	Amount of installed capacity to generate power and/or sell capacity, assuming intent to shutdown Indian Point 2 (April 30, 2020), Indian Point 3 (April 30, 2021) and Palisades (May 31, 2022)
Planned TWh of generation
Amount of output expected to be generated by EWC resources considering plant operating characteristics and outage schedules, assuming intent to shutdown Indian Point 2 (April 30, 2020), Indian Point 3 (April 30, 2021) and Palisades (May 31, 2022)

Production cost per MWh	Fuel and other O&M expenses according to accounting standards that directly relate to the production of electricity per MWh (based on net generation)
Refueling outage days	Number of days lost for a scheduled refueling and maintenance outage during the period
Unit-contingent
Transaction under which power is supplied from a specific generation asset; if the asset is in operational outage, seller is generally not liable to buyer for any damages, unless the contract specifies certain conditions such as an availability guarantee

Financial Measures - GAAP
As-reported ROE	12-months rolling net income attributable to Entergy Corporation divided by average common equity
As-reported ROIC	12-months rolling net income attributable to Entergy Corporation adjusted for preferred dividends and tax-effected interest expense divided by average invested capital
Debt of joint ventures - Entergy’s share	Entergy’s share of debt issued by business joint ventures at EWC
Debt to capital	Total debt divided by total capitalization
Leases - Entergy’s share	Operating leases held by subsidiaries capitalized at implicit interest rate
Revolver capacity	Amount of undrawn capacity remaining on corporate and subsidiary revolvers
Securitization debt	Debt on the balance sheet associated with securitization bonds that is secured by certain future customer collections
Total debt	Sum of short-term and long-term debt, notes payable and commercial paper and capital leases on the balance sheet

Appendix F-1: Definitions
Financial Measures - Non-GAAP
Adjusted EPS	As-reported EPS excluding adjustments
Adjusted ROE	12-months rolling adjusted net income attributable to Entergy Corporation divided by average common equity
Adjusted ROIC	12-months rolling adjusted net income attributable to Entergy Corporation adjusted for preferred dividends and tax-effected interest expense divided by average invested capital
Adjustments
Unusual or non-recurring items or events or other items or events that management believes do not reflect the ongoing business of Entergy, such as the results of the EWC segment, significant tax items and other items such as certain costs, expenses, or other specified items

Debt to capital, excluding securitization debt	Total debt divided by total capitalization, excluding securitization debt
FFO
OCF less AFUDC-borrowed funds, working capital items in OCF (receivables, fuel inventory, accounts payable, taxes accrued, interest accrued and other working capital accounts) and securitization regulatory charges

FFO to debt, excluding securitization debt	12-months rolling adjusted FFO as a percentage of end of period total debt excluding securitization debt
FFO to debt, excluding securitization debt, return of unprotected excess ADIT, and severance and retention payments associated with exit of EWC
12-months rolling adjusted FFO as a percentage of end of period total debt excluding securitization debt, return of unprotected excess ADIT, and severance and retention payments associated with exit of EWC

Gross liquidity	Sum of cash and revolver capacity
Net debt to net capital, excluding securitization debt	Total debt less cash and cash equivalents divided by total capitalization less cash and cash equivalents, excluding securitization debt
Parent debt to total debt, excluding securitization debt	End of period Entergy Corporation debt, including amounts drawn on credit revolver and commercial paper facilities, as a percent of consolidated total debt, excluding securitization debt

Appendix F-2 explains abbreviations and acronyms used in the quarterly earnings materials.

Appendix F-2: Abbreviations and Acronyms
ADIT
AFUDC -
borrowed funds
ALJ
AMI
ANO

APSC
ARO
bps
CCGT
CCN
CCNO
COD
CT
CWIP
DCRF
E-AR
E-LA
E-MS
E-NO
E-TX
EBITDA

ENP
EPS
ETR
EWC
FERC
FFO
FRP
GAAP
Grand Gulf or GGNS
Indian Point 1

Indian Point 2
or IP2
Indian Point 3
or IP3
IPEC
ISES 2

IRS

Accumulated deferred income taxes
Allowance for borrowed funds used during construction
Administrative law judge
Advanced metering infrastructure
Units 1 and 2 of Arkansas Nuclear One owned by E-AR (nuclear)
Arkansas Public Service Commission
Asset retirement obligation
Basis points
Combined cycle gas turbine
Certificate of convenience & necessity
Council of the City of New Orleans, Louisiana
Commercial operation date
Simple cycle combustion turbine
Construction work in progress
Distribution cost recovery factor
Entergy Arkansas, LLC
Entergy Louisiana, LLC
Entergy Mississippi, LLC
Entergy New Orleans, LLC
Entergy Texas, Inc.
Earnings before interest, income taxes, depreciation and amortization
Entergy Nuclear Palisades, LLC
Earnings per share
Entergy Corporation
Entergy Wholesale Commodities
Federal Energy Regulatory Commission
Funds from operations
Formula rate plan
U.S. generally accepted accounting principles
Unit 1 of Grand Gulf Nuclear Station (nuclear), 90% owned or leased by SERI
Indian Point Energy Center Unit 1 (nuclear) (shut down in 1974)
Indian Point Energy Center Unit 2 (nuclear)

Indian Point Energy Center Unit 3 (nuclear)

Indian Point Energy Center (nuclear)
Unit 2 of Independence Steam Electric Station (coal)
Internal Revenue Service
ISO LPSC LTM LTSA MISO Moody’s MPSC MTEP Nelson 6 NEPOOL Ninemile 6 NDT NRC NY PSC NYISO NYPA NYSE OCF OpCo OPEB Other O&M P&O Palisades Pilgrim PMR PPA PUCT RICE RFP ROE ROIC RS Cogen RSP S&P SCPS SEC SERI TCRF Union UPSA Vermont Yankee WACC
Independent system operator
Louisiana Public Service Commission
Last twelve months
Long-term service agreement
Midcontinent Independent System Operator, Inc.
Moody’s Investor Service
Mississippi Public Service Commission
MISO Transmission Expansion Planning
Unit 6 of Roy S. Nelson plant (coal)
New England Power Pool
Ninemile Point Unit 6 (CCGT)
Nuclear decommissioning trust
Nuclear Regulatory Commission
New York Public Service Commission
New York Independent System Operator, Inc.
New York Power Authority
New York Stock Exchange
Net cash flow provided by operating activities
Operating Company
Other post-employment benefits
Other non-fuel operation and maintenance expense
Parent & Other
Palisades Power Plant (nuclear)
Pilgrim Nuclear Power Station (nuclear, sold August 26, 2019)
Performance Management Rider
Power purchase agreement or purchased power agreement
Public Utility Commission of Texas
Reciprocating Internal Combustion Engine
Request for proposals
Return on equity
Return on invested capital
RS Cogen facility (CCGT cogeneration)
Rate Stabilization Plan (E-LA Gas)
Standard & Poor’s
St. Charles Power Station (CCGT)
U.S. Securities and Exchange Commission
System Energy Resources, Inc.
Transmission cost recovery factor
Union Power Station (CCGT)
Unit Power Sales Agreement
Vermont Yankee Nuclear Power Station (nuclear, sold January 11, 2019)
Weighted-average cost of capital

G: Other GAAP to Non-GAAP Reconciliations
Appendix G-1 and Appendix G-2 provide reconciliations of various non-GAAP financial measures disclosed in this release to their most comparable GAAP measure.

Appendix G-1: Reconciliation of GAAP to Non-GAAP Financial Measures - ROIC, ROE
($ in millions except where noted)		Third Quarter
		2019	2018
As-reported net income (loss) attributable to Entergy Corporation, rolling 12 months	(A)	790	435
Preferred dividends		16	14
Tax effected interest expense		548	520
As-reported net income (loss) attributable to Entergy Corporation, rolling 12 months adjusted for preferred dividends and tax effected interest expense	(B)	1,354	969

Adjustments in prior quarters		(123)	(586)
Adjustments		(141)	105
Total adjustments	(C)	(264)	(481)
EWC preferred dividends and tax-effected interest expense, rolling 12 months		27	27

Total adjustments, including preferred dividends and tax effected interest expense (non-GAAP)	(D)	(237)	(454)

Adjusted earnings, rolling 12 months (non-GAAP)	(A-C)	1,054	916
Adjusted earnings, rolling 12 months including preferred dividends and tax- effected interest expense (non-GAAP)	(B-D)	1,591	1,423

Average invested capital	(E)	28,413	26,107

Average common equity	(F)	9,224	8,551

As-reported ROIC	(B/E)	4.8%	3.7%
Adjusted ROIC (non-GAAP)	[(B-D)/E]	5.6%	5.5%
As-reported ROE	(A/F)	8.6%	5.1%
Adjusted ROE (non-GAAP)	[(A-C)/F]	11.4%	10.7%

Calculations may differ due to rounding

Appendix G-2: Reconciliation of GAAP to Non-GAAP Financial Measures - Debt Ratios excluding Securitization Debt; Gross Liquidity; FFO to Debt, excluding Securitization Debt; FFO to Debt, excluding Securitization Debt, Return of Unprotected Excess ADIT, and Severance and Retention Payments Associated with Exit of EWC

($ in millions except where noted)		Third Quarter
		2019	2018
Total debt	(A)	19,441	18,485
Less securitization debt	(B)	338	463
Total debt, excluding securitization debt	(C)	19,103	18,022
Less cash and cash equivalents	(D)	956	988
Net debt, excluding securitization debt	(E)	18,147	17,034

Total capitalization	(F)	29,730	27,095
Less securitization debt	(B)	338	463
Total capitalization, excluding securitization debt	(G)	29,392	26,632
Less cash and cash equivalents	(D)	956	988
Net capital, excluding securitization debt	(H)	28,436	25,644

Debt to capital	(A/F)	65.4%	68.2%
Debt to capital, excluding securitization debt (non-GAAP)	(C/G)	65.0%	67.7%
Net debt to net capital, excluding securitization debt (non-GAAP)	(E/H)	63.8%	66.4%

Revolver capacity	(I)	4,115	3,653

Gross liquidity (non-GAAP)	(D+I)	5,071	4,641

Entergy Corporation notes:
Due September 2020		450	450
Due July 2022		650	650
Due September 2026		750	750
Total parent long-term debt	(J)	1,850	1,850
Revolver draw	(K)	155	630
Commercial paper	(L)	1,918	1,947
Unamortized debt issuance and discounts	(M)	(9)	(10)
Total parent debt	(J+K+L+M)	3,914	4,417

Parent debt to total debt, excluding securitization debt (non-GAAP)	[(J+K+L+M)/C]	20.5%	24.5%

Appendix G-2: Reconciliation of GAAP to Non-GAAP Financial Measures - Debt Ratios excluding Securitization Debt; Gross Liquidity; FFO to Debt, excluding Securitization Debt; FFO to Debt, excluding Securitization Debt, Return of Unprotected Excess ADIT, and Severance and Retention Payments Associated with Exit of EWC (continued)

($ in millions except where noted)		Third Quarter
		2019	2018
Total debt	(A)	19,441	18,485
Less securitization debt	(B)	338	463
Total debt, excluding securitization debt	(C)	19,103	18,022

Net cash flow provided by operating activities, rolling 12 months	(D)	2,644	2,770

AFUDC - borrowed funds, rolling 12 months	(E)	(67)	(57)

Working capital items in net cash flow provided by operating activities (rolling 12 months):
Receivables		21	(53)
Fuel inventory		(18)	26
Accounts payable		(158)	258
Taxes accrued		(7)	10
Interest accrued		12	(3)
Other working capital accounts		(97)	(9)
Securitization regulatory charges		120	125
Total	(F)	(127)	354

FFO, rolling 12 months (non-GAAP)	(G)=(D+E-F)	2,704	2,359

FFO to debt, excluding securitization debt (non-GAAP)	(G/C)	14.2%	13.1%

Estimated return of unprotected excess ADIT (rolling 12 months pre-tax)	(H)	469	342
Severance and retention payments associated with exit of EWC (rolling 12 months pre-tax)	(I)	183	—

FFO to debt, excluding securitization debt, return of unprotected excess ADIT, and severance and retention payments associated with exit of EWC (non-GAAP)	[(G+H+I)/(C)]	17.6%	15.0%

Calculations may differ due to rounding

Financial Statements

Entergy Corporation
Consolidating Balance Sheet
September 30, 2019
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$62,525	$6,345	$1,525	$70,395
Temporary cash investments	604,283	11,208	269,945	885,436
Total cash and cash equivalents	666,808	17,553	271,470	955,831
Notes receivable	—	(511,316)	511,316	—
Accounts receivable:
Customer	663,021	—	69,742	732,763
Allowance for doubtful accounts	(7,987)	—	—	(7,987)
Associated companies	15,394	(34,081)	18,687	—
Other	124,200	1	8,346	132,547
Accrued unbilled revenues	481,048	—	—	481,048
Total accounts receivable	1,275,676	(34,080)	96,775	1,338,371
Fuel inventory - at average cost	126,520	—	5,183	131,703
Materials and supplies - at average cost	771,776	—	32,067	803,843
Deferred nuclear refueling outage costs	124,291	—	48,938	173,229
Prepayments and other	196,961	(15,763)	77,497	258,695
TOTAL	3,162,032	(543,606)	1,043,246	3,661,672

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates - at equity	1,443,623	(1,443,710)	87	—
Decommissioning trust funds	3,533,656	—	2,594,991	6,128,647
Non-utility property - at cost (less accumulated depreciation)	314,704	(10)	12,010	326,704
Other	443,523	—	4,617	448,140
TOTAL	5,735,506	(1,443,720)	2,611,705	6,903,491

PROPERTY, PLANT, AND EQUIPMENT

Electric	51,748,049	10,562	946,531	52,705,142
Natural gas	533,217	—	—	533,217
Construction work in progress	2,849,799	298	20,957	2,871,054
Nuclear fuel	636,881	—	70,317	707,198
TOTAL PROPERTY, PLANT AND EQUIPMENT	55,767,946	10,860	1,037,805	56,816,611
Less - accumulated depreciation and amortization	21,955,480	1,553	738,853	22,695,886
PROPERTY, PLANT AND EQUIPMENT - NET	33,812,466	9,307	298,952	34,120,725

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
Other regulatory assets	4,839,357	—	—	4,839,357
Deferred fuel costs	239,793	—	—	239,793
Goodwill	374,099	—	3,073	377,172
Accumulated deferred income taxes	54,907	2,540	9,991	67,438
Other	130,211	11,369	155,040	296,620
TOTAL	5,638,367	13,909	168,104	5,820,380

TOTAL ASSETS	$48,348,371	$(1,964,110)	$4,122,007	$50,506,268

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
September 30, 2019
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

Currently maturing long-term debt	$70,012	$450,000	$—	$520,012
Notes payable and commercial paper:
Associated companies	—	—	—	—
Other	—	1,917,788	—	1,917,788
Account payable:
Associated companies	21,613	(29,375)	7,762	—
Other	1,155,512	136	172,983	1,328,631
Customer deposits	409,090	—	—	409,090
Taxes accrued	270,722	(18,214)	(687)	251,821
Interest accrued	181,049	8,598	1,230	190,877
Deferred fuel costs	115,761	—	—	115,761
Pension and other postretirement liabilities	44,963	—	12,411	57,374
Current portion of unprotected excess accumulated deferred
income taxes	117,575	—	—	117,575
Other	170,606	1,899	21,612	194,117
TOTAL	2,556,903	2,330,832	215,311	5,103,046

NON-CURRENT LIABILITIES

Accumulated deferred income taxes and taxes accrued	5,914,150	(369,392)	(992,302)	4,552,456
Accumulated deferred investment tax credits	206,837	—	—	206,837
Regulatory liability for income taxes - net	1,677,707	—	—	1,677,707
Other regulatory liabilities	1,871,005	—	—	1,871,005
Decommissioning and retirement cost liabilities	3,647,134	—	2,421,189	6,068,323
Accumulated provisions	527,649	—	523	528,172
Pension and other postretirement liabilities	1,858,756	—	629,150	2,487,906
Long-term debt	15,252,564	1,546,451	138,999	16,938,014
Other	1,167,473	(442,611)	58,468	783,330
TOTAL	32,123,275	734,448	2,256,027	35,113,750

Subsidiaries' preferred stock without sinking fund	195,162	—	24,249	219,411

EQUITY

Common stock, $.01 par value, authorized 500,000,000 shares;
issued 270,035,180 shares in 2019	1,973,748	(2,172,151)	201,103	2,700
Paid-in capital	3,984,855	966,489	1,601,665	6,553,009
Retained earnings	7,694,799	1,214,897	148,053	9,057,749
Accumulated other comprehensive income (loss)	(95,371)	—	(324,401)	(419,772)
Less - treasury stock, at cost (70,947,950 shares in 2019)	120,000	5,038,625	—	5,158,625
TOTAL COMMON SHAREHOLDER'S EQUITY	13,438,031	(5,029,390)	1,626,420	10,035,061
Subsidiary's preferred stock without sinking fund	35,000	—	—	35,000
TOTAL	13,473,031	(5,029,390)	1,626,420	10,070,061

TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY	$48,348,371	($1,964,110)	$4,122,007	$50,506,268

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
December 31, 2018
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$52,362	$4,096	$232	$56,690
Temporary cash investments	207,590	3,792	212,903	424,285
Total cash and cash equivalents	259,952	7,888	213,135	480,975
Notes receivable	—	(511,786)	511,786	—
Accounts receivable:
Customer	481,059	—	77,435	558,494
Allowance for doubtful accounts	(7,322)	—	—	(7,322)
Associated companies	28,949	(32,855)	3,906	—
Other	157,656	—	10,066	167,722
Accrued unbilled revenues	395,511	—	—	395,511
Total accounts receivable	1,055,853	(32,855)	91,407	1,114,405
Deferred fuel costs	27,251	—	—	27,251
Fuel inventory - at average cost	113,698	—	3,606	117,304
Materials and supplies - at average cost	719,438	—	33,405	752,843
Deferred nuclear refueling outage costs	147,796	—	83,164	230,960
Prepayments and other	171,199	(16,113)	79,240	234,326
TOTAL	2,495,187	(552,866)	1,015,743	2,958,064

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates - at equity	1,430,792	(1,430,878)	86	—
Decommissioning trust funds	3,066,588	—	3,853,576	6,920,164
Non-utility property - at cost (less accumulated depreciation)	293,182	(14)	11,214	304,382
Other	436,981	—	284	437,265
TOTAL	5,227,543	(1,430,892)	3,865,160	7,661,811

PROPERTY, PLANT, AND EQUIPMENT

Electric	48,275,159	9,585	911,834	49,196,578
Property under capital lease	634,908	—	—	634,908
Natural gas	496,150	—	—	496,150
Construction work in progress	2,815,214	270	73,155	2,888,639
Nuclear fuel	753,513	—	107,759	861,272
TOTAL PROPERTY, PLANT AND EQUIPMENT	52,974,944	9,855	1,092,748	54,077,547
Less - accumulated depreciation and amortization	21,430,017	198	672,886	22,103,101
PROPERTY, PLANT AND EQUIPMENT - NET	31,544,927	9,657	419,862	31,974,446

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
Other regulatory assets	4,746,496	—	—	4,746,496
Deferred fuel costs	239,496	—	—	239,496
Goodwill	374,099	—	3,073	377,172
Accumulated deferred income taxes	41,969	2,677	9,947	54,593
Other	107,450	10,048	145,490	262,988
TOTAL	5,509,510	12,725	158,510	5,680,745

TOTAL ASSETS	$44,777,167	($1,961,376)	$5,459,275	$48,275,066

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
December 31, 2018
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

Currently maturing long-term debt	$650,009	$—	$—	$650,009
Notes payable and commercial paper:
Associated companies	—	(227,298)	227,298	—
Other	—	1,942,339	—	1,942,339
Account payable:
Associated companies	29,135	(51,435)	22,300	—
Other	1,174,309	45	321,704	1,496,058
Customer deposits	411,505	—	—	411,505
Taxes accrued	267,678	(18,490)	5,053	254,241
Interest accrued	166,592	26,401	199	193,192
Deferred fuel costs	52,396	—	—	52,396
Obligations under capital leases	1,617	—	—	1,617
Pension and other postretirement liabilities	49,104	—	12,136	61,240
Current portion of unprotected excess accumulated deferred
income taxes	248,127	—	—	248,127
Other	92,168	1,638	39,014	132,820
TOTAL	3,142,640	1,673,200	627,704	5,443,544

NON-CURRENT LIABILITIES

Accumulated deferred income taxes and taxes accrued	5,458,667	(317,012)	(1,034,503)	4,107,152
Accumulated deferred investment tax credits	213,101	—	—	213,101
Obligations under capital leases	20,378	—	—	20,378
Regulatory liability for income taxes - net	1,817,021	—	—	1,817,021
Other regulatory liabilities	1,620,254	—	—	1,620,254
Decommissioning and retirement cost liabilities	3,244,419	—	3,111,124	6,355,543
Accumulated provisions	513,489	—	618	514,107
Pension and other postretirement liabilities	1,937,884	—	678,201	2,616,085
Long-term debt	13,319,111	2,060,192	139,000	15,518,303
Other	740,865	(397,003)	642,009	985,871
TOTAL	28,885,189	1,346,177	3,536,449	33,767,815

Subsidiaries' preferred stock without sinking fund	195,153	—	24,249	219,402

COMMON EQUITY

Common stock, $.01 par value, authorized 500,000,000 shares;
issued 261,587,009 shares in 2018	1,973,748	(2,172,235)	201,103	2,616
Paid-in capital	3,864,764	767,625	1,319,042	5,951,431
Retained earnings	6,931,882	1,577,576	211,692	8,721,150
Accumulated other comprehensive income (loss)	(96,209)	—	(460,964)	(557,173)
Less - treasury stock, at cost (72,530,866 shares in 2018)	120,000	5,153,719	—	5,273,719
TOTAL	12,554,185	(4,980,753)	1,270,873	8,844,305

TOTAL LIABILITIES AND EQUITY	$44,777,167	($1,961,376)	$5,459,275	$48,275,066

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Three Months Ended September 30, 2019
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$2,812,953	($19)	$—	$2,812,934
Natural gas	27,269	—	—	27,269
Competitive businesses	—	9	300,363	300,372
Total	2,840,222	(10)	300,363	3,140,575

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	571,499	(19)	25,459	596,939
Purchased power	298,566	19	17,754	316,339
Nuclear refueling outage expenses	39,818	—	12,226	52,044
Other operation and maintenance	658,475	10,885	136,336	805,696
Asset write-offs, impairments and related charges	—	—	198,086	198,086
Decommissioning	42,296	—	59,515	101,811
Taxes other than income taxes	152,881	144	12,706	165,731
Depreciation and amortization	340,643	773	37,803	379,219
Other regulatory charges	4,781	—	—	4,781
Total	2,108,959	11,802	499,885	2,620,646

OPERATING INCOME	731,263	(11,812)	(199,522)	519,929

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	33,161	—	—	33,161
Interest and investment income	62,414	(38,655)	58,536	82,295
Miscellaneous - net	(23,215)	(2,450)	(24,421)	(50,086)
Total	72,360	(41,105)	34,115	65,370

INTEREST EXPENSE
Interest expense	164,735	30,728	5,949	201,412
Allowance for borrowed funds used during construction	(14,773)	—	—	(14,773)
Total	149,962	30,728	5,949	186,639

INCOME BEFORE INCOME TAXES	653,661	(83,645)	(171,356)	398,660

Income taxes	71,698	(11,642)	(30,855)	29,201

CONSOLIDATED NET INCOME	581,963	(72,003)	(140,501)	369,459

Preferred dividend requirements of subsidiaries	3,672	—	547	4,219

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$578,291	($72,003)	($141,048)	$365,240

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$2.91	($0.36)	($0.71)	$1.84
DILUTED	$2.88	($0.36)	($0.70)	$1.82

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				198,932,387
DILUTED				200,492,935
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Three Months Ended September 30, 2018
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$2,697,927	($40)	$—	$2,697,887
Natural gas	26,352	—	—	26,352
Competitive businesses	—	—	380,080	380,080
Total	2,724,279	(40)	380,080	3,104,319

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	710,199	(40)	19,110	729,269
Purchased power	419,514	40	19,826	439,380
Nuclear refueling outage expenses	37,937	—	—	37,937
Other operation and maintenance	634,806	10,080	209,127	854,013
Asset write-offs, impairments and related charges	—	—	155,215	155,215
Decommissioning	37,795	—	56,034	93,829
Taxes other than income taxes	142,502	440	18,974	161,916
Depreciation and amortization	284,857	252	39,519	324,628
Other regulatory charges	37,097	—	—	37,097
Total	2,304,707	10,772	517,805	2,833,284

OPERATING INCOME	419,572	(10,812)	(137,725)	271,035

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	32,354	—	—	32,354
Interest and investment income	88,814	(38,892)	127,159	177,081
Miscellaneous - net	(30,341)	(2,443)	(10,807)	(43,591)
Total	90,827	(41,335)	116,352	165,844

INTEREST EXPENSE
Interest expense	154,933	31,663	8,715	195,311
Allowance for borrowed funds used during construction	(15,244)	—	—	(15,244)
Total	139,689	31,663	8,715	180,067

INCOME BEFORE INCOME TAXES	370,710	(83,810)	(30,088)	256,812

Income taxes	(137,035)	(10,312)	(135,659)	(283,006)

CONSOLIDATED NET INCOME	507,745	(73,498)	105,571	539,818

Preferred dividend requirements of subsidiaries	2,892	—	547	3,439

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$504,853	($73,498)	$105,024	$536,379

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$2.79	($0.41)	$0.58	$2.96
DILUTED	$2.75	($0.40)	$0.57	$2.92

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				181,002,303
DILUTED				183,664,583
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Nine Months Ended September 30, 2019
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$7,279,725	$(42)	$—	$7,279,683
Natural gas	112,916	—	—	112,916
Competitive businesses	—	11	1,023,757	1,023,768
Total	7,392,641	(31)	1,023,757	8,416,367

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	1,466,242	(42)	76,392	1,542,592
Purchased power	953,017	42	48,648	1,001,707
Nuclear refueling outage expenses	117,061	—	36,386	153,447
Other operation and maintenance	1,894,419	23,498	512,700	2,430,617
Asset write-offs, impairments and related charges	—	—	288,483	288,483
Decommissioning	121,422	—	187,135	308,557
Taxes other than income taxes	441,368	672	45,675	487,715
Depreciation and amortization	984,064	2,178	113,748	1,099,990
Other regulatory credits	(38,698)	—	—	(38,698)
Total	5,938,895	26,348	1,309,167	7,274,410

OPERATING INCOME	1,453,746	(26,379)	(285,410)	1,141,957

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	108,546	—	—	108,546
Interest and investment income	208,767	(117,677)	315,573	406,663
Miscellaneous - net	(101,199)	(10,225)	(49,190)	(160,614)
Total	216,114	(127,902)	266,383	354,595

INTEREST EXPENSE
Interest expense	486,748	92,755	24,014	603,517
Allowance for borrowed funds used during construction	(49,034)	—	—	(49,034)
Total	437,714	92,755	24,014	554,483

INCOME BEFORE INCOME TAXES	1,232,146	(247,036)	(43,041)	942,069

Income taxes	81,283	(33,616)	25,763	73,430

CONSOLIDATED NET INCOME	1,150,863	(213,420)	(68,804)	868,639

Preferred dividend requirements of subsidiaries	10,797	—	1,641	12,438

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$1,140,066	$(213,420)	$(70,445)	$856,201

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$5.88	($1.10)	($0.36)	$4.42
DILUTED	$5.83	($1.09)	($0.36)	$4.38

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				193,876,557
DILUTED				195,685,851
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Nine Months Ended September 30, 2018
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$7,276,487	$(113)	$—	$7,276,374
Natural gas	112,990	—	—	112,990
Competitive businesses	—	—	1,107,606	1,107,606
Total	7,389,477	(113)	1,107,606	8,496,970

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	1,580,647	(113)	57,833	1,638,367
Purchased power	1,197,955	109	54,373	1,252,437
Nuclear refueling outage expenses	113,061	—	2,996	116,057
Other operation and maintenance	1,851,560	26,627	599,512	2,477,699
Asset write-offs, impairments and related charges	—	—	297,082	297,082
Decommissioning	111,345	—	174,489	285,834
Taxes other than income taxes	426,231	1,814	57,637	485,682
Depreciation and amortization	904,841	1,009	116,249	1,022,099
Other regulatory charges	223,416	—	—	223,416
Total	6,409,056	29,446	1,360,171	7,798,673

OPERATING INCOME	980,421	(29,559)	(252,565)	698,297

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	92,367	—	—	92,367
Interest and investment income	197,915	(116,179)	183,350	265,086
Miscellaneous - net	(75,844)	(6,829)	(40,766)	(123,439)
Total	214,438	(123,008)	142,584	234,014

INTEREST EXPENSE
Interest expense	459,092	86,011	25,445	570,548
Allowance for borrowed funds used during construction	(43,177)	—	—	(43,177)
Total	415,915	86,011	25,445	527,371

INCOME BEFORE INCOME TAXES	778,944	(238,578)	(135,426)	404,940

Income taxes	(325,134)	(27,921)	(166,882)	(519,937)

CONSOLIDATED NET INCOME	1,104,078	(210,657)	31,456	924,877

Preferred dividend requirements of subsidiaries	8,676	—	1,641	10,317

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$1,095,402	$(210,657)	$29,815	$914,560

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$6.06	($1.16)	$0.16	$5.06
DILUTED	$6.00	($1.15)	$0.16	$5.01

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				180,845,440
DILUTED				182,692,325
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Twelve Months Ended September 30, 2019
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$9,387,472	($51)	$—	$9,387,421
Natural gas	156,362	—	—	156,362
Competitive businesses	—	11	1,385,056	1,385,067
Total	9,543,834	(40)	1,385,056	10,928,850

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	1,956,272	(51)	95,797	2,052,018
Purchased power	1,298,532	51	109,486	1,408,069
Nuclear refueling outage expenses	154,255	—	36,960	191,215
Other operation and maintenance	2,544,227	34,199	720,888	3,299,314
Asset write-offs, impairments and related charges	—	—	523,722	523,722
Decommissioning	159,701	—	251,531	411,232
Taxes other than income taxes	577,123	653	66,208	643,984
Depreciation and amortization	1,297,542	2,443	147,348	1,447,333
Other regulatory charges	38,936	—	—	38,936
Total	8,026,588	37,295	1,951,940	10,015,823

OPERATING INCOME	1,517,246	(37,335)	(566,884)	913,027

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	145,781	—	—	145,781
Interest and investment income	214,788	(156,113)	146,765	205,440
Miscellaneous - net	(87,379)	(14,648)	(64,901)	(166,928)
Total	273,190	(170,761)	81,864	184,293

INTEREST EXPENSE
Interest expense	641,550	127,478	32,264	801,292
Allowance for borrowed funds used during construction	(66,831)	—	—	(66,831)
Total	574,719	127,478	32,264	734,461

INCOME BEFORE INCOME TAXES	1,215,717	(335,574)	(517,284)	362,859

Income taxes	(326,130)	(40,947)	(76,381)	(443,458)

CONSOLIDATED NET INCOME	1,541,847	(294,627)	(440,903)	806,317

Preferred dividend requirements of subsidiaries	13,828	—	2,188	16,016

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$1,528,019	($294,627)	($443,091)	$790,301

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$7.99	($1.54)	($2.32)	$4.13
DILUTED	$7.90	($1.52)	($2.29)	$4.09

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				191,156,159
DILUTED				193,423,076
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Twelve Months Ended September 30, 2018
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$9,498,643	($132)	$—	$9,498,511
Natural gas	151,835	—	—	151,835
Competitive businesses	—	—	1,470,469	1,470,469
Total	9,650,478	(132)	1,470,469	11,120,815

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	2,126,647	(228)	77,075	2,203,494
Purchased power	1,432,444	224	65,315	1,497,983
Nuclear refueling outage expenses	154,968	—	5,114	160,082
Other operation and maintenance	2,530,140	35,572	818,128	3,383,840
Asset write-offs, impairments and related charges	—	—	413,870	413,870
Decommissioning	147,136	—	234,321	381,457
Taxes other than income taxes	554,884	1,984	77,279	634,147
Depreciation and amortization	1,205,760	1,424	152,482	1,359,666
Other regulatory charges	150,909	—	—	150,909
Total	8,302,888	38,976	1,843,584	10,185,448

OPERATING INCOME	1,347,590	(39,108)	(373,115)	935,367

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	121,733	—	—	121,733
Interest and investment income	248,642	(154,619)	264,283	358,306
Miscellaneous - net	(92,237)	(7,089)	(58,813)	(158,139)
Total	278,138	(161,708)	205,470	321,900

INTEREST EXPENSE
Interest expense	613,737	109,834	31,332	754,903
Allowance for borrowed funds used during construction	(56,990)	—	—	(56,990)
Total	556,747	109,834	31,332	697,913

INCOME BEFORE INCOME TAXES	1,068,981	(310,650)	(198,977)	559,354

Income taxes	9,491	(93,661)	194,358	110,188

CONSOLIDATED NET INCOME	1,059,490	(216,989)	(393,335)	449,166

Preferred dividend requirements of subsidiaries	11,533	—	2,187	13,720

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$1,047,957	($216,989)	($395,522)	$435,446

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$5.80	($1.20)	($2.19)	$2.41
DILUTED	$5.75	($1.19)	($2.17)	$2.39

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				180,708,842
DILUTED				182,220,263
*Totals may not foot due to rounding.

Entergy Corporation
Consolidated Cash Flow Statement
Nine Months Ended September 30, 2019 vs. 2018
(Dollars in thousands)
(Unaudited)
	2019	2018	Variance

OPERATING ACTIVITIES
Consolidated net income	$868,639	$924,877	($56,238)
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	1,634,677	1,517,344	117,333
Deferred income taxes, investment tax credits, and non-current taxes accrued	373,723	82,641	291,082
Asset write-offs, impairments and related charges	225,175	210,263	14,912
Changes in working capital:
Receivables	(231,005)	(153,703)	(77,302)
Fuel inventory	(14,399)	49,728	(64,127)
Accounts payable	(175,246)	79,949	(255,195)
Taxes accrued	(2,420)	43,510	(45,930)
Interest accrued	(2,314)	(9,398)	7,084
Deferred fuel costs	90,319	(25,284)	115,603
Other working capital accounts	(19,232)	(86,063)	66,831
Changes in provisions for estimated losses	14,114	28,599	(14,485)
Changes in other regulatory assets	(92,861)	207,135	(299,996)
Changes in other regulatory liabilities	(19,115)	(413,684)	394,569
Changes in pensions and other postretirement liabilities	(132,044)	(345,526)	213,482
Other	(400,064)	(250,884)	(149,180)
Net cash flow provided by operating activities	2,117,947	1,859,504	258,443
INVESTING ACTIVITIES
Construction/capital expenditures	(3,079,726)	(2,883,047)	(196,679)
Allowance for equity funds used during construction	108,867	92,829	16,038
Nuclear fuel purchases	(55,176)	(170,819)	115,643
Proceeds from sale of assets	19,801	12,915	6,886
Insurance proceeds received for property damages	7,040	10,523	(3,483)
Changes in securitization account	(4,213)	(12,985)	8,772
Payments to storm reserve escrow account	(6,184)	(4,515)	(1,669)
Decrease (increase) in other investments	30,370	(36,140)	66,510
Litigation proceeds for reimbursement of spent nuclear fuel storage costs	2,369	—	2,369
Proceeds from nuclear decommissioning trust fund sales	3,518,616	4,177,919	(659,303)
Investment in nuclear decommissioning trust funds	(3,566,690)	(4,187,161)	620,471
Net cash flow used in investing activities	(3,024,926)	(3,000,481)	(24,445)
FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	7,133,571	5,604,131	1,529,440
Preferred stock of subsidiary	33,486	—	33,486
Treasury stock	89,303	24,646	64,657
Common stock	607,650	—	607,650
Retirement of long-term debt	(5,859,714)	(4,181,820)	(1,677,894)
Repurchase of preferred membership units	(50,000)	—	(50,000)
Changes in credit borrowings and commercial paper - net	(24,550)	368,370	(392,920)
Other	(9,175)	25,540	(34,715)
Dividends paid:
Common stock	(526,408)	(482,865)	(43,543)
Preferred stock	(12,328)	(10,317)	(2,011)
Net cash flow provided by financing activities	1,381,835	1,347,685	34,150
Net increase in cash and cash equivalents	474,856	206,708	268,148
Cash and cash equivalents at beginning of period	480,975	781,273	(300,298)
Cash and cash equivalents at end of period	$955,831	$987,981	($32,150)

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid (received) during the period for:
Interest - net of amount capitalized	$584,622	$558,381	$26,241
Income taxes	($8,649)	$18,200	($26,849)

Entergy Corporation
Consolidated Cash Flow Statement
Three Months Ended September 30, 2019 vs. 2018
(Dollars in thousands)
(Unaudited)
	2019	2018	Variance

OPERATING ACTIVITIES
Consolidated net income	$369,459	$539,818	($170,359)
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	565,870	489,735	76,135
Deferred income taxes, investment tax credits, and non-current taxes accrued	147,974	(6,091)	154,065
Asset write-offs, impairments and related charges	198,491	158,760	39,731
Changes in working capital:
Receivables	(103,746)	(108,188)	4,442
Fuel inventory	(1,053)	41,216	(42,269)
Accounts payable	(156,414)	(17,515)	(138,899)
Taxes accrued	35,766	51,602	(15,836)
Interest accrued	(2,170)	(7,342)	5,172
Deferred fuel costs	58,523	106,979	(48,456)
Other working capital accounts	32,550	48,919	(16,369)
Changes in provisions for estimated losses	9,395	1,156	8,239
Changes in other regulatory assets	43,075	100,423	(57,348)
Changes in other regulatory liabilities	(126,997)	(166,445)	39,448
Changes in pensions and other postretirement liabilities	(66,011)	(164,248)	98,237
Other	60,145	(289,198)	349,343
Net cash flow provided by operating activities	1,064,857	779,581	285,276
INVESTING ACTIVITIES
Construction/capital expenditures	(984,206)	(997,628)	13,422
Allowance for equity funds used during construction	33,260	32,494	766
Nuclear fuel purchases	(653)	(80,498)	79,845
Proceeds from sale of assets	—	3,752	(3,752)
Changes in securitization account	(16,247)	(17,739)	1,492
Payments to storm reserve escrow account	(1,561)	(1,771)	210
Decrease (increase) in other investments	(20,703)	(25,371)	4,668
Litigation proceeds for reimbursement of spent nuclear fuel storage costs	2,369	—	2,369
Proceeds from nuclear decommissioning trust fund sales	1,030,701	2,376,749	(1,346,048)
Investment in nuclear decommissioning trust funds	(1,042,885)	(2,360,777)	1,317,892
Net cash flow used in investing activities	(999,925)	(1,070,789)	70,864
FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	1,742,024	2,244,938	(502,914)
Preferred stock of subsidiary	33,486	—	33,486
Treasury stock	31,506	20,955	10,551
Retirement of long-term debt	(1,645,219)	(1,612,689)	(32,530)
Changes in credit borrowings and commercial paper - net	282,327	(37,425)	319,752
Other	(4,069)	15,106	(19,175)
Dividends paid:
Common stock	(180,956)	(161,044)	(19,912)
Preferred stock	(4,109)	(3,439)	(670)
Net cash flow provided by financing activities	254,990	466,402	(211,412)
Net increase in cash and cash equivalents	319,922	175,194	144,728
Cash and cash equivalents at beginning of period	635,909	812,787	(176,878)
Cash and cash equivalents at end of period	$955,831	$987,981	($32,150)

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid (received) during the period for:
Interest - net of amount capitalized	$196,056	$195,752	$304
Income taxes	($1,682)	$4,055	($5,737)

Entergy Corporation
Consolidated Cash Flow Statement
Twelve Months Ended September 30, 2019 vs. 2018
(Dollars in thousands)
(Unaudited)
	2019	2018	Variance

OPERATING ACTIVITIES
Consolidated net income	$806,317	$449,166	$357,151
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	2,157,888	2,034,357	123,531
Deferred income taxes, investment tax credits, and non-current taxes accrued	34,234	702,301	(668,067)
Asset write-offs, impairments and related charges	506,651	325,676	180,975
Changes in working capital:
Receivables	21,244	(53,311)	74,555
Fuel inventory	(18,288)	25,939	(44,227)
Accounts payable	(157,883)	257,713	(415,596)
Taxes accrued	(6,658)	10,468	(17,126)
Interest accrued	12,304	(2,545)	14,849
Deferred fuel costs	89,774	148,642	(58,868)
Other working capital accounts	(97,342)	(8,615)	(88,727)
Changes in provisions for estimated losses	21,221	35,393	(14,172)
Changes in other regulatory assets	(110,803)	685,209	(796,012)
Changes in other regulatory liabilities	(408,754)	2,479,987	(2,888,741)
Deferred tax rate change recognized as regulatory liability / asset	—	(3,665,498)	3,665,498
Changes in pensions and other postretirement liabilities	(91,459)	(121,915)	30,456
Other	(114,756)	(532,714)	417,958
Net cash flow provided by operating activities	2,643,690	2,770,253	(126,563)
INVESTING ACTIVITIES
Construction/capital expenditures	(4,138,689)	(3,868,475)	(270,214)
Allowance for equity funds used during construction	146,233	122,392	23,841
Nuclear fuel purchases	(186,941)	(322,089)	135,148
Payment for purchase of plant or assets	(26,623)	(16,762)	(9,861)
Proceeds from sale of assets	31,788	12,915	18,873
Insurance proceeds received for property damages	14,787	10,523	4,264
Changes in securitization account	2,928	(5,168)	8,096
Payments to storm reserve escrow account	(8,220)	(5,468)	(2,752)
Receipts from storm reserve escrow account	—	2,487	(2,487)
Decrease (increase) in other investments	12,010	77,155	(65,145)
Litigation proceeds for reimbursement of spent nuclear fuel storage costs	62,012	—	62,012
Proceeds from nuclear decommissioning trust fund sales	5,825,488	5,437,883	387,605
Investment in nuclear decommissioning trust funds	(5,865,205)	(5,459,201)	(406,004)
Net cash flow used in investing activities	(4,130,432)	(4,013,808)	(116,624)
FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	9,564,976	6,190,915	3,374,061
Preferred stock of subsidiary	106,816	14,399	92,417
Treasury stock	167,972	90,254	77,718
Common stock	1,106,922	—	1,106,922
Retirement of long-term debt	(8,643,632)	(4,544,586)	(4,099,046)
Repurchase / redemption of preferred stock and preferred membership units	(103,868)	(20,599)	(83,269)
Changes in credit borrowings and commercial paper - net	(28,889)	593,989	(622,878)
Other	(8,262)	18,146	(26,408)
Dividends paid:
Common stock	(691,247)	(643,354)	(47,893)
Preferred stock	(16,196)	(13,919)	(2,277)
Net cash flow provided by financing activities	1,454,592	1,685,245	(230,653)
Net increase (decrease) in cash and cash equivalents	(32,150)	441,690	(473,840)
Cash and cash equivalents at beginning of period	987,981	546,291	441,690
Cash and cash equivalents at end of period	$955,831	$987,981	($32,150)

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid (received) during the period for:
Interest - net of amount capitalized	$761,086	$728,840	$32,246
Income taxes	($7,024)	$16,708	($23,732)